UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 7, 2014

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381
(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103
Santa Ana, California 92705
(Address of principal executive offices)
(714) 462-4880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2013, BioCorRx Inc., formerly Fresh Start Private Management, Inc. (the "Company"), entered into a License Agreement (the “License Agreement”) with Kryptonite Investments LLC (the “Licensee”) and Trinity Rx Solutions, LLC. The License Agreement provided, among other things, that (i) the Company would grant to the Licensee the exclusive right to use, sell, and offer for sale, the Naltrexone Implant (the “Product”), as defined in the License Agreement, and to the educational resources, proprietary elements and know-how associated with the Product; and (ii) the Licensee would pay to the Company a license fee.

On July 7, 2014, the Company and the Licensee entered into a Restatement of Sublicense Agreement (the “Restatement”), which fully restates the material terms of the License Agreement. The execution date of the License Agreement shall remain the effective date of the Restatement and all obligations of the parties thereunder.

On April 5, 2013, the Company issued a Convertible Debenture (the “Original Note”) to various holders in the principal sum of $425,000, convertible into common stock of the Company. On July 7, 2014, the Company executed various Amended and Restated Promissory Notes (the “Amended Notes”), the form of which is attached hereto as Exhibit 10.2, to the holders of the Note, in the aggregate principal amount of $545,217.81 (“Amended Principal”), which is equal to the principal sum of the Original Note, plus the interest accrued thereon as of the date of the Amended Notes. Pursuant to the Amended Notes, the Amended Principal, plus interest thereon at a rate of twelve percent (12%) per annum payable in equal monthly installments, with the balance payable on or before July 15, 2016. The Amended Notes are not convertible into shares of common stock. In the event that the Company fails to make a timely payment or to perform any term of the Amended Notes, the holders thereof shall have the right to declare the full, unpaid balance thereof immediately payable.

On April 5, 2013, the Company issued a Series A Warrant for the Purchase of Shares of Common Stock (the “Warrant”) to various holders for the purchase of an aggregate of 1,275,000 shares of common stock of the Company at the purchase price of $1.00 per share. On July 7, 2014, the Company executed an Amendment and Restatement of Warrant for the Purchase of Shares of Common Stock (the “Amended Warrant”), which provided that the number of common shares that the holder has the right to purchase equals 1,275,000 at $0.25 per share. The issuance was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The proceeds shall be used for general corporate purposes.

The foregoing text of this Item 1.01 is qualified in its entirety by the Restatement, a Form of Note, and a Form of Warrant, attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively. The terms of the Restatement, the Form of Note, and the Form of Warrant are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	Restatement of Sublicense Agreement, dated July 7, 2014.*

Exhibit 10.2	Form of Note.

Exhibit 10.3	Form of Warrant.
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*A portion of Exhibit 10.1 has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: July 11, 2014	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director

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